EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 24, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2009 – October 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.5%	-1.0%	-0.6%	2.6%	-3.7%	-3.9%	1.3%	-3.9%	10.5%	-28.6%	-0.3	-0.5
B**	0.5%	-1.0%	-1.0%	2.0%	-4.3%	-4.5%	0.5%	-4.5%	10.5%	-29.9%	-0.4	-0.6
Legacy 1***	0.5%	-0.8%	1.1%	4.6%	-1.6%	-1.9%	N/A	-1.9%	10.3%	-23.7%	-0.1	-0.3
Legacy 2***	0.5%	-0.8%	1.0%	4.5%	-1.9%	-2.2%	N/A	-2.2%	10.3%	-24.4%	-0.2	-0.3
Global 1***	0.5%	-0.8%	1.4%	5.0%	-1.2%	-2.5%	N/A	-2.5%	9.8%	-21.9%	-0.2	-0.3
Global 2***	0.5%	-0.8%	1.2%	4.8%	-1.4%	-2.8%	N/A	-2.8%	9.8%	-22.4%	-0.2	-0.4
Global 3***	0.5%	-0.9%	-0.2%	3.1%	-3.0%	-4.5%	N/A	-4.5%	9.8%	-27.9%	-0.4	-0.6

S&P 500 Total Return Index****	4.1%	-0.3%	8.0%	14.1%	18.7%	16.1%	7.9%	16.1%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-1.3%	2.9%	18.4%	13.4%	4.4%	7.9%	6.9%	7.9%	11.4%	-15.5%	0.7	1.3
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					31%
Energy	11%	Short	Heating Oil	3.1%	Short	11%	Short	Heating Oil	3.1%	Short
			Brent Crude Oil	2.8%	Short			Brent Crude Oil	2.8%	Short
Grains/Foods	9%	Short	Coffee	1.8%	Long	9%	Short	Coffee	1.8%	Long
			Sugar	1.2%	Short			Sugar	1.2%	Short
Metals	11%	Short	Gold	3.7%	Short	11%	Short	Gold	3.7%	Short
			Platinum	1.6%	Short			Platinum	1.6%	Short
FINANCIALS	69%					69%
Currencies	18%	Long $	Euro	5.9%	Short	18%	Long $	Euro	5.9%	Short
			Japanese Yen	2.6%	Short			Japanese Yen	2.6%	Short
Equities	19%	Long	Dax Index	4.2%	Short	19%	Long	Dax Index	4.2%	Short
			S&P 500	2.4%	Long			S&P 500	2.4%	Long
Fixed Income	32%	Long	U.S. 10-Year Treasury Notes	5.3%	Long	32%	Long	U.S. 10-Year Treasury Notes	5.3%	Long
			Bunds	5.2%	Long			Bunds	5.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets fell to an 11-month low after supply-related data indicated expanded supplies would be available during a period forecast indicating a warmer-than-usual weather pattern.  Crude oil markets fell for the fourth consecutive week due to high global supplies.

Grains/Foods
Corn markets rallied nearly 1.5% after the U.S. Department of Agriculture projected harvest delays.  Soybean markets also finished higher, fueled by strong export sales to China.  Coffee prices fell in excess of 9% as forecasts for rains in key Brazilian farming areas helped ease supply concerns caused by recent droughts.

Metals
Copper markets moved sharply higher because of better-than-expected Chinese manufacturing data.  Anticipation new stimulus initiatives in Europe would boost demand for industrial metals also supported prices.  Precious metals markets fell because improved Chinese data and indications Europe may avoid another recession put pressure on demand for dollar-hedging assets.

Currencies
The Japanese yen continued its recent decline on speculation the Bank of Japan will continue to take steps to weaken its currency.  The U.S. dollar strengthened versus counterparts due to bullish U.S. economic data and on concerns surrounding the European banking system.  Investors drove the euro lower on speculation the European Central Bank will implement further monetary easing initiatives in order to stabilize the Eurozone economy.

Equities
The S&P 500 registered its largest weekly increase in 2014 as bullish earnings reports and upbeat U.S. economic data drove equity prices sharply higher.  Japan’s Nikkei 225 also rose, supported by the bullish U.S. outlook and on optimism regarding Japan’s export industries fostered by a weaker yen.

Fixed Income
U.S. Treasury markets fell as global investors liquidated positions to take advantage of upward moves in the equity markets.  Data which showed a decline in U.S. weekly unemployment claims also played a role in driving fixed-income prices lower.  German Bund markets also declined under pressure from data which showed a slight improvement in Eurozone business conditions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.